Exhibit 99.1

WALKER INNOVATION RAISES ADDITIONAL $16.8 MILLION IN FUNDS FROM REDEMPTION OF UPSIDE STAKE

Holds Approximately $25 Million in Cash on Balance Sheet as of June 2, 2017

Stamford, CT – June 5, 2017 – Walker Innovation Inc. (OTCQB: WLKR) (“Walker Innovation” or the “Company”), which develops and commercializes its unique portfolio of intellectual property assets through licensing and enforcement operations and has initiated an effort to acquire one or more operating businesses, today announced that it has raised an additional $16.8 million in funds from agreeing to the redemption of the remainder of its stake in The Upside Commerce Group, LLC (“Upside”) by Upside.

The Company has exercised its warrant to acquire 12.65 million shares of Class A Common Stock at a price of $0.06 per share and Upside simultaneously redeemed the shares at $1.431 per share, as approved by the Company’s Audit Committee.

After accounting for expenses and commission, the Company received net proceeds of $16.8 million and holds approximately $25 million in cash on its balance sheet as of June 2, 2017. The Company expects to use the proceeds to fund its efforts to acquire an operating business, as well as its ongoing licensing and enforcement operations.

“Upside, in connection with its current financing, made a compelling offer to redeem the Company’s remaining Upside investment. After careful consideration, our Board determined to act opportunistically and prudently by monetizing our investment,” said Jonathan Siegel, the Company’s Chief Executive Officer. “The monetization provides the Company significant additional capital to pursue our acquisition efforts and licensing and enforcement business and otherwise create shareholder value. I would like to thank Jay Walker for contributing the Upside investment to the Company and providing us with this opportunity.”

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Walker Innovation, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission, or the SEC. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Walker Innovation Inc.

Walker Innovation (OTCQB: WLKR) owns and seeks to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. The Company has a history of performing innovation services that help companies improve their internal product and business development efforts. The Company’s current plan of operations includes the initiation of an effort to acquire, through merger, share exchange or other transactions, one or more operating businesses, or control of such operating businesses through contractual arrangements. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 10th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at www.walkerinnovation.com.

Investor Contact for Walker Innovation Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218